                                                                                                    EXHIBIT 5.1

                                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                                 May 22, 2006

GreenPoint Mortgage Securities LLC
100 Wood Hollow Drive
Doorstop #32210
Novato, California 94945

Ladies and Gentlemen:

        At your  request,  we have examined the  Registration  Statement on Form S-3, to be filed by GreenPoint
Mortgage  Securities LLC, a Delaware  limited  liability  company (the  "Registrant"),  with the Securities and
Exchange Commission on May 22, 2006 (the "Registration  Statement"),  in connection with the registration under the  Securities Act of 1933, as amended (the "Act") of Mortgage  Asset-Backed  Pass-Through  Certificates  (the
"Certificates")  and Asset-Backed  Notes (the "Notes",  and together with the Certificates,  the "Securities").
The  Securities  are  issuable in series  (each,  a  "Series").  The  Securities  of each Series will be issued pursuant  to  documentation  more  particularly  described  in the  prospectus  and the  prospectus  supplement relating  to such  Series,  forms of which  have  been  included  as part of the  Registration  Statement  (the
"Issuing  Documentation").  The  Securities  of each  Series  are to be sold as set  forth in the  Registration
Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

        We have  examined  such  instruments,  documents  and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have  assumed the  following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all documents  submitted to us as copies;  and (c) the truth,  accuracy and completeness of the information, representations  and warranties  contained in the records,  documents,  instruments  and  certificates  we have reviewed.

        Based on such  examination,  we are of the opinion that when the issuance of each Series of  Securities has been duly  authorized  by  appropriate  corporate  action and the  Securities of such Series have been duly executed,  authorized  and  delivered in accordance  with the related  Issuing  Documentation  relating to such
Series and sold, the Securities will be legally issued,  fully paid, non-assessable binding  obligations of the issuing entity and the  holders of the  Securities  will be entitled to the  benefits  of the  related  Issuing
Documentation except  as  enforcement  thereof  may  be  limited  by  applicable  bankruptcy,   insolvency,
reorganization, arrangement,  fraudulent  conveyance,  moratorium,  or other  laws  relating  to or  affecting the  rights  of creditors generally and general principles of equity,  including without  limitation,  concepts of materiality, reasonableness,  good faith and fair  dealing,  and the  possible  unavailability  of specific performance  or injunctive  relief,  regardless  of whether such  enforceability  is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration  Statement and to the use of our name wherever  appearing in the  Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are  "experts,"  within the meaning of the term as used in the
Act or the  rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any part of the
Registration Statement, including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP